UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2014
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Prothena Corporation plc
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (650) 837-8550
(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2014, Prothena Corporation plc (the “Company”) held its 2014 Annual General Meeting of Shareholders, at which the shareholders of the Company voted on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2014:
Proposal No. 1: Election of Directors. The following individuals were re-elected to the Company’s Board of Directors (the “Board”) to hold office until the 2017 annual general meeting of shareholders or until their successors are elected and have been qualified, or until such director’s earlier death, resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. Dale B. Schenk	16,519,553	151,080	5,154	2,556,964
Dr. Dennis J. Selkoe	16,549,383	121,893	4,511	2,556,964
Richard T. Collier	15,603,647	1,067,027	5,113	2,556,964

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm and Authorization of the Audit Committee to Determine their Remuneration. The shareholders ratified, in a non-binding vote, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and authorized, in a binding vote, the Audit Committee of the Board to determine KPMG LLP’s remuneration.

For	Against	Abstain
19,103,242	109,744	19,765

Proposal No. 3: Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan. The shareholders approved the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
12,752,174	3,901,009	22,604	2,556,964

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
	Name:	Dale B. Schenk
	Title:	Chief Executive Officer